                                                                    Exhibit 4.1
NUMBER                                                                SHARES

  0

            INCORPORATED UNDER THE LAWS OF THE STATE OF CALIFORNIA
                                 FEBRUARY 6, 1987

                             IMAGEWARE SOFTWARE, INC.

50,000,000 SHARES COMMON STOCK       4,000,000 SHARES SERIES A PREFERRED STOCK
      $.01 PAR VALUE EACH                        $.01 PAR VALUE EACH

THIS CERTIFIES THAT _________________________________________IS THE REGISTERED

HOLDER OF _______________________________________SHARES OF THE COMMON STOCK OF

                             IMAGEWARE SOFTWARE, INC.

HEREINAFTER DESIGNATED "THE CORPORATION", TRANSFERABLE ON THE SHARE REGISTER OF THE CORPORATION UPON SURRENDER OF THIS CERTIFICATE PROPERLY ENDORSED OR ASSIGNED.

     This certificate and the shares represented thereby shall be held subject to all of the provisions of the Articles of Incorporation and the By-Laws of said Corporation, a copy of each of which is on file at the office of the Corporation, and made a part hereof as fully as though the provisions of said Articles of Incorporation and By-Laws were imprinted in full on this certificate, to all of which the holder of this certificate, by acceptance hereof, assents and agrees to be bound.
     Any shareholder may obtain from the principal office of the Corporation, upon request and without charge, a statement of the number of shares constituting each class or series of stock and the designation thereof; and a copy of the rights, preferences, privileges, and restrictions granted to or imposed upon the respective classes or series of stock and upon the holders thereof by said Articles of Incorporation and the By-Laws.

WITNESS THE SEAL OF THE CORPORATION AND THE SIGNATURES OF ITS DULY AUTHORIZED OFFICERS.
DATED:

_________________________           [SEAL]           __________________________
               SECRETARY                                            PRESIDENT

                                                                     Exhibit 4.1
  NUMBER                                                               SHARES

    0

            INCORPORATED UNDER THE LAWS OF THE STATE OF CALIFORNIA
                                FEBRUARY 6, 1987

                             IMAGEWARE SOFTWARE, INC.

50,000,000 SHARES COMMON STOCK             4,000,000 SHARES PREFERRED STOCK
      $.01 PAR VALUE EACH                        $.01 PAR VALUE EACH

THIS CERTIFIES THAT _________________________________________IS THE REGISTERED

HOLDER OF ___________________________SHARES OF THE SERIES B PREFFERED STOCK OF

                             IMAGEWARE SOFTWARE, INC.

HEREINAFTER DESIGNATED "THE CORPORATION", TRANSFERABLE ON THE SHARE REGISTER OF THE CORPORATION UPON SURRENDER OF THIS CERTIFICATE PROPERLY ENDORSED OR ASSIGNED.

     This certificate and the shares represented thereby shall be held subject to all of the provisions of the Articles of Incorporation and the By-Laws of said Corporation, a copy of each of which is on file at the office of the Corporation, and made a part hereof as fully as though the provisions of said Articles of Incorporation and By-Laws were imprinted in full on this certificate, to all of which the holder of this certificate, by acceptance hereof, assents and agrees to be bound.
     Any shareholder may obtain from the principal office of the Corporation, upon request and without charge, a statement of the number of shares constituting each class or series of stock and the designation thereof; and a copy of the rights, preferences, privileges, and restrictions granted to or imposed upon the respective classes or series of stock and upon the holders thereof by said Articles of Incorporation and the By-Laws.

WITNESS THE SEAL OF THE CORPORATION AND THE SIGNATURES OF ITS DULY AUTHORIZED OFFICERS.
DATED:

_________________________        [SEAL]              __________________________
               SECRETARY                                              PRESIDENT